Exhibit 10.7

PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT, dated as of May 7, 2021 (as it may from time to time be amended and including all exhibits referenced herein, this “Agreement”), is entered into by and between byNordic Acquisition Corporation, a Delaware corporation (the “Company”), and byNordic Holdings LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of one share of the Company’s Class A common stock, par value $0.0001 per share (each, a “Share”), and one-half of one redeemable warrant. Each whole warrant entitles the holder to purchase one Share at an exercise price of $11.50 per Share. The Purchaser has agreed to purchase an aggregate of 2,525,000 warrants (or up to 2,750,000 warrants if the over-allotment option in connection with the Public Offering is exercised in full) (the “Private Placement Warrants”), each Private Placement Warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

A. Authorization of the Private Placement Warrants. The Company has duly authorized the issuance and sale of the Private Placement Warrants to the Purchaser.

B. Purchase and Sale of the Private Placement Warrants. On the date of the consummation of the Public Offering, and concurrently with the consummation thereof, or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (the “Initial Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company 2,525,000 Private Placement Warrants at a price of $1.00 per warrant for an aggregate purchase price of $2,525,000 (the “Purchase Price”). The Purchase Price shall be paid by wire transfer of immediately available funds to the Company in accordance with the Company’s wiring instructions at least one business day prior to the date of effectiveness of the registration statement on Form S-1 (File No. 333-248488) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act in connection with the Public Offering (such registration statement, as it may be amended from time to time, the “Registration Statement”) and substantially concurrently with the funding of the purchase prices contemplated under that certain subscription agreement dated May 7, 2021 entered into by ASJC Global LLC – Series 9, as accepted and agreed by the Purchaser and Water by Nordic AB (the “Sponsor”), and that certain subscription agreement dated May 7, 2021 entered into by Cohen Sponsor LLC – A 9 RS as accepted and agreed by the Purchaser and Sponsor (collectively, the “Subscription Agreements”) and that certain Securities Purchase Agreement dated May 7, 2021 entered into by and among the Purchaser, the Company and the Sponsor (the “Securities Purchase Agreement”). On the Initial Closing Date, the Company, shall either, at its option, deliver a certificate evidencing the Private Placement Warrants purchased by the Purchaser on such date duly registered in the Purchaser’s name to the Purchaser, or effect such delivery in book-entry form. On the date of the consummation of the closing of the over-allotment option in connection with the Public Offering, and concurrently with the consummation thereof, or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (each such date, an “Over-allotment Closing Date”; together with the Initial Closing Date, the “Closing Dates” and each, a “Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, up to an aggregate of 225,000 Private Placement Warrants, in the same proportion as the amount of the over-allotment option that is exercised, at a price of $1.00 per warrant for an aggregate purchase price of up to $225,000 (if the over-allotment option in connection with the Public Offering is exercised in full) (the “Over-allotment Purchase Price”), which shall be paid by wire transfer of immediately available funds to the Company in accordance with the Company’s wiring instructions. On the Over-allotment Closing Date, upon the payment by the Purchaser of the Over-allotment Purchase Price payable by it by wire transfer of immediately available funds to the Company, the Company shall either, at its option, deliver a certificate evidencing the Private Placement Warrants purchased by the Purchaser on such date duly registered in the Purchaser’s name to the Purchaser, or effect such delivery in book-entry form.

C. Terms of the Private Placement Warrants.

(i) The Private Placement Warrants shall have their terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent, in connection with the Public Offering (a “Warrant Agreement”).

(ii) At or prior to the time of the Initial Closing Date, the Company and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to (A) the Private Placement Warrants (including any Shares issued or issuable upon the exercise of any such Private Placement Warrants), (B) the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock” or the “Founder Shares”) and the Shares issued or issuable upon the conversion of any Founder Shares and (C) the other “Registrable Securities” as defined therein.

Section 2. Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive each Closing Date) that:

A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite power (corporate or otherwise) and authority necessary to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under and carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Private Placement Warrants have been duly authorized and approved by the Company as of each Closing Date. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(ii) The execution and delivery by the Company of this Agreement and the Private Placement Warrants, the issuance and sale of the Private Placement Warrants, the issuance of the Shares upon exercise of the Private Placement Warrants and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of each Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption, action, notice, declaration or filing, in each case, by or to any court or administrative or governmental body or agency pursuant to the certificate of incorporation or the bylaws of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), any agreement, indenture or instrument to which the Company is a party, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Placement Warrants will be duly and validly issued and the Shares issuable upon exercise of the Private Placement Warrants will be duly and validly issued, fully paid and nonassessable. On the date of issuance of the Placement Warrants, the Shares issuable upon exercise of the Placement Warrants shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchaser will have good title to the Private Placement Warrants and the Shares issuable upon exercise of such Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D. Valid Issuance. The total number of shares of all classes of capital stock which the Company has authority to issue is 110,000,000 shares of common stock (which consist of 100,000,000 shares of the Company’s Class A Common Stock and 10,000,000 shares of the Company’s Class B Common Stock and 1,000,000 shares of the Company’s preferred stock, par value $0.0001, per share (the “Preferred Stock”). As of the date hereof, the Company has issued and outstanding no shares of Class A Common Stock, 4,312,500 shares of Class B Common Stock (of which up to 562,500 shares are subject to forfeiture as described in the Registration Statement) and no shares of Preferred Stock. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

E. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

F. Other Subscription Agreements. The Company has not entered into any side letter or other agreement with any investor in connection with such investor’s direct or indirect investment in the Private Placement Warrants of the Company other than such other subscription agreements with other investors that are substantially similar to subscription agreements entered into by the Purchaser, pursuant to which such other investors have agreed to subscribe for and purchase, and the Company has agreed to issue and sell to such other investors such Private Placement Warrants of the Company (including but not limited to the Securities Subscription Agreement, dated February 3, 2020, between the Company and the Sponsor and the Private Placement Warrant Purchase Agreement, dated the date hereof, between the Company and the Sponsor, pursuant to which the Sponsor acquired 4,312,500 Founder Shares after giving effect to a stock dividend of 0.5 shares of the Company’s Class B common stock per outstanding share of Class B common stock, and has agreed to purchase 2,525,000 Private Placement Warrants (or up to 2,750,000 warrants if the over-allotment option in connection with the Public Offering is exercised in full)) (the “Other Subscription Agreements”), provided, that the Other Subscription Agreements reflect the same purchase price per share of Private Placement Warrant of the Company, and other terms with respect to the purchase of Private Placement Warrants of the Company that are no more favorable to such subscriber thereunder than the terms of this Agreement and do not adversely affect the rights of the Purchaser. The Other Subscription Agreements will not be amended in any material respect following the date of this Agreement.

G. No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Company in connection with the transactions contemplated by this Agreement.

H. No Default. As of the date hereof, the Company has not received any written communication from a governmental authority that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, operating results or assets of the Company.

I. No Registration. No registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Private Placement Warrants by the Company to the Purchaser.

J. No Solicitation. Neither the Company nor any person acting on its behalf has offered or sold the Private Placement Warrants by any form of general solicitation or general advertising in violation of the Securities Act.

K. No Broker’s Fee. The Company is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Private Placement Warrants.

L. Listing. The Shares shall be registered pursuant to the Securities Act on the effective date of the Registration Statement and are expected to be listed for trading on The Nasdaq Capital Market (“Nasdaq”) following the date on which the Shares are eligible to trade separately from the Company’s units as described in the Registration Statement. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the Commission or Nasdaq with respect to any intention by the Commission or Nasdaq to prohibit the registration of the Shares pursuant to the Securities Act or to prohibit the listing of the Shares on Nasdaq. The Company has taken no action that is designed to terminate the registration of Shares following the registration of the Shares pursuant to the Securities Act on the effective date of the Registration Statement.

Section 3. Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive each Closing Date) that:

A. Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of each Closing Date conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject that would materially impact its ability to perform its obligations hereunder.

C. Investment Representations.

(i) The Purchaser is acquiring the Private Placement Warrants and, upon exercise of the Private Placement Warrants, the Shares issuable upon such exercise (collectively, the “Securities”), for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D of the Securities Act.

(iii) The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv) The Purchaser did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. While such Purchaser understands that Rule 144 under the Securities Act is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such Purchaser understands that Rule 144 includes an exception to this prohibition if the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (iv) at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

(viii) The Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investment in the Securities.

Section 4. Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Private Placement Warrants are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement and Registration Rights Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent and the Registration Rights Agreement, each on terms satisfactory to the Purchaser.

E. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Warrants hereunder.

Section 5. Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before such Closing Date.

C. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Warrants hereunder.

D. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

E. Warrant Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent on terms satisfactory to the Company.

Section 6. Termination. This Agreement may be terminated at any time after September 30, 2021 as such date may be extend by mutual agreement of the parties in writing upon the election by either the Company or the Purchaser upon written notice to the other party if the closing of the Public Offering does not occur on or prior to such date. If the Agreement is terminated pursuant to this Section 6, any portion of the Purchase Price already funded will be promptly (but no later than five (5) business days following receipt of notice of termination) returned in full to the Purchaser and any portion of the purchase prices contemplated under the Subscription Agreements already funded will be promptly (but not later than five (5) business days following receipt of notice of termination) returned to ASJC Global LLC – Series 9 and Cohen Sponsor LLC – A 9 RS, as applicable, in immediately available funds.

Section 7. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive each Closing Date.

Section 8. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement (as such term is defined in Section 1 B.).

Section 9. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement without the prior written consent of the other party hereto, other than assignments by the Purchaser to affiliates thereof (including, without limitation, one or more of its members).

B. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which needs to contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the Company and the Purchaser (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

F. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by each of the Company and the Purchaser, which written instrument shall be executed by the Purchaser in compliance with Section 10.16 of the limited liability company operating agreement, dated as of May 7, 2021, of the Purchaser, as the same may be amended or otherwise modified from time to time in accordance with the terms thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

BYNORDIC ACQUISITION CORPORATION, a Delaware corporation

By:	/s/ Michael Hermansson
Name:	Michael Hermansson
Title:	Chief Executive Officer

PURCHASER:

BYNORDIC HOLDINGS LLC, a Delaware limited liability company

By:	byNordic Manager LLC, a Delaware limited liability company

By:	/s/ Thomas L. Fairfield
Name:	Thomas L Fairfield
Title:	President

[Signature Page to Private Placement Warrants Purchase Agreement]